Exhibit 10.4

NON-COMPETITION, NON-SOLICITATION, AND CONFIDENTIALITY AGREEMENT

THIS NON-COMPETITION, NON-SOLICITATION, AND CONFIDENTIALITY AGREEMENT (hereinafter “Agreement”), dated and effective as of the date that you,                     , sign this Agreement, describes various conditions of your employment, including the obligations owed to Tyco Healthcare Group LP d/b/a Covidien and any of its parents, subsidiaries, successors, assigns or affiliated entities (hereinafter “Company”) by you regarding competition with Company, the hiring of Company’s employees, solicitation of Company’s customers, and the maintenance of confidential information important to Company’s business.

CONSIDERATION

You acknowledge that the Company is engaged in a highly competitive industry. You further acknowledge that, as part of your employment with the Company, you will have access to and/or gain knowledge of trade secrets and “Confidential Information” (as defined below) that is vital to the interests and success of the Company.

In exchange for this Agreement, the Company awarded to you [number] non-qualified stock options, [number] restricted stock units and [number] performance share units on December 1, 2008 (collectively, “FY 2009 Equity Grant”) as consideration for your promises and contractual obligations as specified in this Agreement. You acknowledge that this FY 2009 Equity Grant constitutes adequate consideration even before it vests and regardless of the monetary value that results. As further consideration for this Agreement, and contemporaneous with its signing, the Company agrees to provide you with knowledge of its trade secrets and Confidential Information, with specialized, business-related education and training regarding the Company’s methodologies and business strategies, which will enable you to perform your job with the Company, with supplies and materials necessary for you to perform your job with the Company, and with goodwill in customer and other business relationships. You acknowledge that all of these items are necessary and desirable for your personal success as an employee of the Company.

You acknowledge that you are not previously or otherwise already entitled to the consideration described herein in exchange for the agreements specified herein. In exchange for this consideration and as a condition of your employment or continued employment if you are an existing employee, you agree to the following.

I. CONFIDENTIAL INFORMATION

A. Nondisclosure of Confidential Information. You agree that during your employment with the Company and at any time thereafter, you will not disclose to any other person or organization, or make or permit any use of, any of the Company’s Confidential Information. Additionally, the Company specifically reserves its rights under any applicable common or statutory law regarding trade secrets, and prohibits disclosure and/or use of information which meets the definition of trade secrets under these common or statutory laws.

B. “Confidential Information” Defined. “Confidential Information” means information in whatever form, including but not limited to hard copy, electronically stored or in your memory, related to the operation of the Company that is not generally known to or readily ascertainable by other persons who might seek or accept such information for their own business use. The following is a non-exclusive list of information that constitutes Confidential Information meeting the above definition: (1) information of a technical nature such as inventions; methods; processes; techniques; ideas; data; equipment; computer programs; developments; designs; and technical expertise and know-how developed by the Company; (2) information of a commercial nature such as trademarks; information about costs, purchasing, profits, prices, markets, sales, contracts, and selling strategies; lists of customers and employees; proposals made to current or prospective clients or customers or other information contained in bids or offers to such clients or customers; the arrangements and/or agreement, pricing, layout, design and implementation of client and/or customer-specific projects; the identity of vendors and vendor pricing information; financial, marketing and sales information; and (3) information of a strategic nature such as future developments or strategies pertaining to research, development, marketing and sales; and other similar matters concerning the Company’s planning.

C. Return of Confidential Information. Upon your separation from employment for any reason, the termination of your access to any Confidential Information or upon request by the Company, you shall return to the Company all electronic and hard-copy documents and materials belonging to the Company, whether kept at your business office, personal residence or otherwise, including all materials containing or relating to any Confidential Information in any written or tangible form that you may have in your possession or control and including electronic equipment. After returning the materials described in the preceding sentence to the Company, you shall not retain any copies of any such materials.

D. Confidential Information of Clients and Vendors. You acknowledge that it is essential to the Company’s continued success to maintain the confidentiality of all client and vendor information and trade secrets. Therefore, you agree not to use or disclose any confidential client or vendor information except as may be needed to conduct the Company’s business for the specific client or vendor. Upon your separation from employment with the Company, you agree to deliver to an appropriate representative of the Company, without retaining any copies, notes or excerpts thereof, any and all documents and information that reference client or vendor information.

E. Third-Party Confidentiality Agreements. You acknowledge that the Company from time to time may have agreements with other persons or entities that impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements, the confidential nature of such work, or information about or owned by such person or entity. You agree to be bound by all such obligations and restrictions as are made known to you and to take all action necessary to discharge the obligations of the Company under such agreements.

II. INVENTIONS

A. You shall promptly disclose to the Company all Inventions (as defined in Subsection II.B), which are made or conceived by you, either alone or with others, during the term of your employment with the Company, whether or not during working hours. Such Inventions directly or indirectly relate to matters within the scope of your duties or field of responsibility during your employment with the Company, or are based on your knowledge of the actual or anticipated business or interests of the Company, or are aided by the use of time, materials, facilities, or information of the Company. You will not assert any rights under or to any Inventions as having been made or acquired by you prior to being employed by the Company unless such Inventions have been identified to the Company in writing on a document signed by you at the time of hire. In addition, in order to avoid any dispute as to the date on which Inventions were made or conceived by you, they shall be deemed to have been made or conceived during your employment with the Company if you take affirmative steps to have them reduced to practice either during the term of your employment or within one year after separation from employment.

B. Herein, “Invention” means, whether or not patentable or copyrightable, the conception, discovery or reduction to practice of any new idea, technology, device, method, design, trade secret, composition of matter or any improvement thereto, including but not limited to any new articles of manufacture or any improvement to existing articles of manufacture, any new apparatus or processes/methods for making or using a composition of matter or article of manufacture, any computer software or any designs relating thereto, which relate to the Company’s actual or anticipated business or research activities or are suggested by or which result directly or indirectly from use of the Company’s information, time, materials, or facilities.

C. You agree that all Inventions that are, or are deemed to be, made or conceived by you during employment with the Company shall, to the extent permitted by law, be the exclusive property of the Company, and you hereby assign to the Company your entire worldwide right, title, and interest in and to any and all such Inventions. Whenever requested to do so by the Company, you shall execute any applications, assignments, or other instruments which the Company may consider necessary or advisable to apply for and obtain letters patent or copyrights in the United States or in any foreign country, or to otherwise record or protect the

Company’s interest in such Inventions. In the event that you refuse to sign such an application, assignment, or other instrument, or, whether because of your physical or mental incapacity or for any other reason whatsoever, the Company is otherwise unable, after reasonable effort, to secure your signature on any such application, assignment, or other instrument, you hereby irrevocably appoint the Company and its duly authorized officers and agents as your agent and attorney-in-fact to act for and in your behalf and stead to execute and file any such applications, assignments, and instruments and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyrights, and other analogous protections with the same legal force and effect as if executed by you. The obligations of this Subsection shall continue perpetually beyond the period of your employment with the Company and are not modified by any incentive payments made for an Invention or otherwise subject to any provisions of a Company patent incentive award policy as may change from time to time.

III. RESTRICTIVE COVENANTS

For the good and valuable consideration recited herein, the receipt and sufficiency of which is hereby acknowledged, and in order to protect the Company’s legitimate business interests, you agree as follows:

A. Non-Competition:

1. During your employment with the Company and for a period of twelve (12) months after your separation from employment for any reason (the “Restricted Period”), you will not, directly or indirectly, own, manage, operate, control, be employed by or otherwise provide services (whether as an employee consultant, independent contractor or otherwise, and whether or not for compensation) to any person, firm, corporation or other entity, in whatever form, engaged in any Competing Business. For purposes of this Agreement “Competing Business” is any entity (including any of its subsidiaries or affiliates) that produces a product or performs a service that is the same as or similar to, may be substituted for, or is intended to be used for any of the same purposes as a product or service produced, performed or under development by the Company. However, notwithstanding any provision in this Subsection III.A, you may work for a Competing Business whose business is diversified, provided your work for the Competing Business does not involve selling, managing, overseeing, developing, creating, promoting, servicing, involvement in the finance and/or accounting of, or other responsibility for any product, process, service or technology that resembles or competes with the those of the Company on which you have worked or gained Confidential Information during the last 24 months of your employment (“Restricted Product or Service”). Prior to accepting such employment, you and the Competing Business must provide the Company with written assurances satisfactory to the Company that you will not render services directly or indirectly, for the 12-month Restricted Period, in connection with any Restricted Product or Service and that any necessary safeguards or procedures have been put in place to ensure that this does not happen. Nothing in this Agreement shall prevent you from owning not more than one percent of the total shares of all classes of stock outstanding of any publicly held entity engaged in a Competing Business.

2. This restriction applies in the United States and also applies in any foreign country or foreign territory in which the services you will provide could enhance the use or marketability of a Restricted Product or Service, use the Company’s goodwill, or otherwise interfere with any of the Company’s protectable interests. Notwithstanding any other provision of this Subsection III.A, if at the time of separation from employment, your primary area of responsibility involves sale of products within a certain geographic area, then the restrictions set forth in this Subsection III.A shall include and be limited to: (a) the geographic area that, directly or indirectly, was covered by either you or by employees, distributors, agents or representatives who reported to you at any time during the 24-month period preceding your separation from employment; and/or (b) any geographic area in which you provided services, whether directly or indirectly, at any time during such 24-month period preceding separation from employment.

3. If despite diligent and aggressive effort, after separation from employment for any reason you are unable to obtain employment consistent with your education or training solely because of the provisions of this Subsection III.A, then such prohibition shall bind you only if and as long as the Company pays you a sum equal to your monthly base salary in effect on your employment termination date for each month of such unemployment during the 12-month Restricted Period. You will be eligible to receive this pay only if the Company determines, in its sole discretion, that you have provided information to the Company substantiating your efforts, the fact that your inability to find employment is due exclusively to the provisions of this Subsection III.A, and any other information that the Company deems relevant. For purposes of this provision “base salary” excludes bonuses, stock options, restricted stock/share units, performance share units, commissions, incentive pay or other similar compensation or benefits and is subject to regular deductions for income taxes, Social Security and Medicare taxes and other deductions required by law. For each month of unemployment in which you receive payment under this provision, you must provide evidence that you have diligently and aggressively sought employment, and failure to do so or to accept any reasonable offer, as determined in the sole discretion of the Company, will result in discontinuation of payments. Payments under this provision will be reduced by any other amounts that you receive during this period (including but not limited to unemployment compensation, severance, and income earned as an employee, consultant or contractor from any employer or organization), and failure to disclose such amounts shall result in the discontinuation of payments and the Company shall have the right to recover prior payments made to you pursuant to Subsection III.A. The Company retains the sole right and discretion to determine whether you have engaged in reasonable efforts to secure a position that is not in violation of Subsection III.A, and whether the failure to find a position is due to the restrictions in that Subsection. In addition, you will not be eligible for payment under this provision if you have (a) breached your duty of loyalty to the Company, (b) breached any provision of this Agreement, (c) breached any other agreement with the Company, including a breach of any Company rule or policy, (d) been terminated for Cause (as hereinafter defined or as defined in any applicable Company plan or agreement), or (e) otherwise acted in bad faith or contrary to law. For purposes of this provision, “Cause” means any act of gross negligence; any act of misconduct; any fraudulent act or misrepresentation; violation of applicable law; any act involving dishonesty or moral turpitude; and/or refusal to comply with any of the Company’s reasonable directions, procedures or policies.

B. Non-Solicitation of Customers. During your employment and for a period of twelve (12) months after your separation from employment for any reason from the Company (the “Restricted Period”), you will not solicit, induce, attempt to induce, or provide any services to any current Company Customer (defined as any Customer of the Company with whom you had dealings and/or for whom you performed services during the last twenty-four (24) months of your employment with Company) to do business with you on your own behalf or on behalf of any Competing Business.

C. Non-Solicitation of Employees. During the duration of your employment and for a period of twelve (12) months after your separation from employment for any reason from the Company (the “Restricted Period”), you will not solicit, interfere with, encourage or endeavor to cause any other employee or independent contractor of the Company to leave his/her employment (or independent contractor assignment) with the Company.

D. Acknowledgements:

1. You acknowledge that the Company’s legitimate business interests include but are not limited to protecting trade secrets and secret, proprietary or confidential information (including but not limited to trade secrets as defined by applicable statutes and Confidential Information as defined in Section I of this Agreement), knowledge and data; protecting customer lists; protecting customer relationships; protecting goodwill; and protecting time and expense of training employees. You agree that each restriction in this Agreement is reasonable as to the time, territory, and line of business, and is reasonably necessary to protect the Company’s legitimate business interests.

2. You acknowledge that Covidien is a large global healthcare company which researches, develops and supplies a large variety of healthcare products and services including but not limited to medical devices, medical supplies, imaging solutions and pharmaceuticals all over the world. As such, your position gives you access to highly confidential and proprietary global business related company strategies and information, and you acknowledge that global geographic restrictions are reasonable.

3. You acknowledge that your breach of any obligation under this Agreement will constitute immediate and irreparable damage to the Company, which cannot be fully and adequately compensated in money damages and which will warrant preliminary and other injunctive relief, an order for specific performance, and other equitable relief. Further, you understand other action may be taken and remedies enforced against you, including but not limited to money damages and forfeiture of the FY 2009 Equity Grant which you received as consideration for this Agreement. You will indemnify and hold the Company harmless from all costs (including all reasonable attorneys fees), damages and liabilities the Company incurs as a result of your breach of any provision of this Agreement. You further acknowledge that your general knowledge and skill are such that enforcement of Sections I, II and III of this Agreement by injunction will not prevent you from earning a livelihood.

4. You acknowledge that if the Company determines, in its sole discretion, that you violated any covenant set forth in this Agreement (“Company Determination”), then the Restricted Period will be extended for a period of time equal to the period of time that you are in violation of the Agreement, to the extent allowed by law. In addition, any portion of the FY 2009 Equity Grant that has not vested (with respect to restricted stock units or performance share units) or that you have not exercised (with respect to stock options, whether vested or unvested) on the Company Determination date will immediately be rescinded, and you will forfeit any rights you have with respect to the unvested or unexercised portion of the FY 2009 Equity Grant. Also, you hereby agree and promise to deliver to the Company, immediately upon the Company Determination date, shares (or, in the discretion of the Company, cash) equal in value to the amount of any profit you realized upon the exercise of any stock options or the vesting of any restricted stock units or performance share units (all of which being awarded as part of the FY 2009 Equity Grant) that occurred during the period that begins 12 months immediately prior to your termination of employment and ends on the Company Determination date.

IV. GENERAL PROVISIONS

A. If you contend that any restriction on activities imposed under Sections I, II. or III. of this Agreement is not enforceable, does not apply to an activity in which you intend to engage, or should not be enforced against you, you will notify the Vice President of Human Resources for your Global Business Unit (or if you work in a corporate function, the Human Resources Vice President for Corporate) in writing at least 14 days before engaging in such activity so that the Company and you may address and resolve any such issues.

B. This Agreement, along with any agreement that you have previously signed regarding non-disclosure of information and/or inventions, contains the entire understanding between the parties with respect to the subject matter within each agreement. This Agreement may not be modified or amended except by an agreement in writing signed by both parties.

C. The headings in this Agreement are included for convenience of reference, and in the event of any conflict between such headings and the text of this Agreement, the text will control.

D. The invalidity or unenforceability of any provision of this Agreement as applied to a particular occurrence or circumstance or otherwise shall not affect the validity, enforceability, and applicability of any other provision of this Agreement. Indeed, the Company and you ask any reviewing court to reform, rewrite, revise, edit or blue pencil (strike through the least amount of words, phrases, or sections) any provision in the Agreement determined to be unenforceable for any reason to make the Agreement enforceable.

E. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, affiliated entities, assigns, heirs, and personal representatives; provided, however, that you may not assign any of your rights, title or interest in this Agreement. Specifically, any respective successors, assigns, heirs, and personal representatives, parent, subsidiary or affiliated entity of the Company shall have the right to the enforcement of the restrictive covenants contained herein.

F. The Company’s failure to insist upon your strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or of any other provision in this Agreement.

G. You understand and agree that the Company may notify anyone employing you or evidencing an intent to employ you after your separation from employment for any reason as to the existence of the provisions of this Agreement. You also agree to (a) disclose this Agreement to any prospective employer prior to accepting employment during any Restrictive Period provided in this Agreement and (b) inform the Company at the time you give notice of separation from employment, of the identity of your new employer and of the job title and responsibilities.

H. The Company has its principal place of business in Massachusetts. The validity, performance, construction and effect of this Agreement shall be construed, enforced and governed in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflict of laws principles. You irrevocably consent to personal jurisdiction in the state courts of Massachusetts and the U.S. District Court for the District of Massachusetts for any action arising out of this Agreement, regardless of where you reside or perform duties.

I. This Agreement, or certain portions thereof, will not be enforced where applicable law, regulations or professional rules prohibit or limit enforceability. Nothing in this provision shall limit the enforceability of the Choice of Law, Jurisdiction and Venue provision in Subsection IV.H.

J. Nothing in this Agreement shall be deemed to confer on you any rights with respect to the duration of your employment with the Company. YOU UNDERSTAND AND AGREE THAT YOUR EMPLOYMENT RELATIONSHIP WITH THE COMPANY IS TERMINABLE AT WILL BY EITHER THE COMPANY OR YOU, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT NOTICE, AND NOTHING IN THIS AGREEMENT ALTERS THAT AT-WILL RELATIONSHIP.

K. You acknowledge and agree that all of your obligations herein shall survive and be a condition of any change in your employment status, whether in the form of a promotion or a change in job title, compensation, responsibilities, or any other aspect of your employment. You further agree that your obligations hereunder will survive such change in your employment status without the need for you to re-execute this or a similar agreement or to otherwise re-affirm these obligations. Nonetheless, you may be asked to re-execute this or a similar agreement or to otherwise re-affirm these obligations as a condition of a promotion, and you agree to do so if asked.

I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THIS AGREEMENT; UNDERSTAND MY OBLIGATIONS UNDER THIS AGREEMENT; SIGN IT VOLUNTARILY, AND INTEND TO BE LEGALLY BOUND BY THIS AGREEMENT.

EMPLOYEE

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COMPANY

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